UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Euclid Avenue, Suite 1600, Cleveland, Ohio	44115
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Completed Financing Summary

On August 19, 2025, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), completed the previously announced offerings of an aggregate of $5,000 million of new debt, consisting of $500 million of 6.250% Senior Secured Notes maturing January 31, 2034 (the “Secured Notes”), $2,000 million of 6.750% Senior Subordinated Notes maturing January 31, 2034 (the “Subordinated Notes” and, together with the Secured Notes, the “Notes”) and $2,500 million of new tranche M term loans (the “New Term Loans”) maturing August 19, 2032.

TD Group intends to use the net proceeds of the offerings of the Notes and the New Term Loans, together with cash on hand, to fund a special cash dividend to the holders of its common stock in the amount of $90.00 per share and to make cash dividend equivalent payments on eligible vested options under its stock option plans and for related transaction fees and expenses.

Secured Notes Indenture

On August 19, 2025, TransDigm issued $500 million in aggregate principal amount of the Secured Notes at an issue price of 100.000% of the principal amount thereof in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The Secured Notes were issued pursuant to an indenture, dated as of August 19, 2025 (the “Secured Notes Indenture”), among TransDigm, as issuer, TD Group and the subsidiaries of TransDigm party thereto, as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and US collateral agent, and The Bank of New York Mellon, as UK collateral agent.

The Secured Notes bear interest at the rate of 6.250% per annum, which accrues from August 19, 2025 and is payable in arrears on January 31 and July 31 of each year, commencing on January 31, 2026. The Secured Notes mature on January 31, 2034, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Secured Notes Indenture.

TransDigm may redeem some or all of the Secured Notes at the redemption prices and on the terms specified in the Secured Notes Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the Secured Notes on the terms set forth in the Secured Notes Indenture.

The Secured Notes are TransDigm’s senior secured obligations. As of the issue date, the Secured Notes are guaranteed, on a senior secured basis, by TD Group and each of TransDigm’s direct and indirect restricted subsidiaries that is a borrower or guarantor under TransDigm’s senior secured credit facilities. From and after the issue date, the Secured Notes will be guaranteed, with certain exceptions, on a senior secured basis by TD Group and each of TransDigm’s direct and indirect restricted subsidiaries that is a borrower or guarantor under TransDigm’s senior secured credit facilities or that issues or guarantees any capital markets indebtedness of TransDigm or any of the guarantors in an aggregate principal amount of at least $200 million. The Secured Notes and the related guarantees rank equally in right of payment with all of TransDigm’s and the guarantors’ existing and future senior indebtedness, senior in right of payment to any of TransDigm’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Secured Notes and related guarantees, and structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries.

The Secured Notes Indenture contains certain covenants that, among other things, limit TransDigm’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, incur or suffer to exist liens securing indebtedness and engage in certain business activities. The Secured Notes Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TransDigm, all outstanding Secured Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Secured Notes may declare all Secured Notes to be due and payable immediately.

The above summary of the Secured Notes Indenture is qualified in its entirety by reference to the Secured Notes Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Subordinated Notes Indenture

On August 19, 2025, TransDigm issued $2,000 million in aggregate principal amount of the Subordinated Notes at an issue price of 100.000% of the principal amount thereof in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The Subordinated Notes were issued pursuant to an indenture, dated as of August 19, 2025 (the “Subordinated Notes Indenture”), among TransDigm, as issuer, TD Group and the subsidiaries of TransDigm party thereto, as guarantors, and the Trustee.

The Subordinated Notes bear interest at the rate of 6.750% per annum, which accrues from August 19, 2025 and is payable in arrears on January 31 and July 31 of each year, commencing on January 31, 2026. The Subordinated Notes mature on January 31, 2034, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Subordinated Notes Indenture.

TransDigm may redeem some or all of the Subordinated Notes at the redemption prices and on the terms specified in the Subordinated Notes Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the Subordinated Notes on the terms set forth in the Subordinated Notes Indenture.

The Subordinated Notes are TransDigm’s senior subordinated obligations. As of the issue date, the Subordinated Notes are guaranteed, on a senior subordinated basis, by TD Group and each of TransDigm’s direct and indirect restricted subsidiaries that is a borrower or guarantor under TransDigm’s senior secured credit facilities. From and after the issue date, the Subordinated Notes will be guaranteed, with certain exceptions, on a senior subordinated basis by TD Group and each of TransDigm’s direct and indirect restricted subsidiaries that is a borrower or guarantor under TransDigm’s senior secured credit facilities or that issues or guarantees any capital markets indebtedness of TransDigm or any of the guarantors in an aggregate principal amount of at least $200 million. The Subordinated Notes and the related guarantees rank junior in right of payment with all of TransDigm’s and the guarantors’ existing and future senior indebtedness, equally in right of payment to any of TransDigm’s and the guarantor’s existing and future senior subordinated indebtedness, senior in right of payment to any of TransDigm’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Subordinated Notes and related guarantees, and structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries.

The Subordinated Notes Indenture contains certain covenants that, among other things, limit TransDigm’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, incur or suffer to exist liens securing indebtedness and engage in certain business activities. The Subordinated Notes Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TransDigm, all outstanding Subordinated Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Subordinated Notes may declare all Subordinated Notes to be due and payable immediately.

The above summary of the Subordinated Notes Indenture is qualified in its entirety by reference to the Subordinated Notes Indenture, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Credit Agreement Amendment

On August 19, 2025, TransDigm, TD Group and certain subsidiaries of TransDigm entered into Amendment No. 18 and Incremental Term Loan Assumption Agreement (the “Credit Agreement Amendment”), pursuant to which TransDigm, among other things, incurred $2,500 million of the New Term Loans. The New Term Loans bear interest at a rate of Term SOFR plus an applicable margin of 2.50%. Original issue discount of 0.25% was paid to lenders of the New Term Loans. The other terms and conditions that apply to the New Term Loans are substantially the same as the terms and conditions that apply to the other term loans outstanding under the Credit Agreement. The New Term Loans were fully drawn on August 19, 2025.

The Credit Agreement Amendment amends that certain Second Amended and Restated Credit Agreement, dated June 4, 2014, as amended, with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the other agents and lenders named therein (the “Credit Agreement”).

The above summary of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On August 20, 2025, TD Group issued a press release (the “Press Release”) announcing that TD Group’s board of directors authorized and declared a one-time special cash dividend of $90.00 on each outstanding share of common stock and cash dividend equivalent payments on options granted under its stock option plans. The record date for the special dividend is September 2, 2025, and the payment date for the dividend is September 12, 2025. The Press Release also announced TransDigm’s receipt of funding of the Notes and New Term Loans described above. A copy of the Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 19, 2025, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent, relating to TransDigm Inc.’s 6.250% Senior Secured Notes due 2034.

4.2	Form of 6.250% Senior Secured Notes due 2034 (included in Exhibit 4.1).

4.3	Indenture, dated as of August 19, 2025, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm Inc.’s 6.750% Senior Subordinated Notes due 2034.

4.4	Form of 6.750% Senior Subordinated Notes due 2034 (included in Exhibit 4.3).

10.1*	Amendment No. 18 and Incremental Term Loan Assumption Agreement, dated as of August 19, 2025, to the Second Amended and Restated Credit Agreement, dated June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders.

99.1	Press Release dated August 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. TD Group hereby undertakes to furnish on a supplemental basis a copy of any omitted exhibit upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Sarah Wynne
Name:	Sarah Wynne
Title:	Chief Financial Officer (Principal Financial Officer)

Dated: August 20, 2025

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